LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

The undersigned hereby constitutes and appoints Jennifer Marie Reinke the undersigned's true and lawful attorney-in-fact to:

       1. Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director or both of SMITH MICRO SOFTWARE, INC. (the "Company"), Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

       2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file the same with the U.S. Securities and Exchange Commission (the "SEC") and any securities exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file electronically with the SEC;

       3. Without limiting the foregoing, apply for, obtain, maintain, manage, and administer the undersigned's EDGAR access and EDGAR
Next account, including without limitation serving as or appointing one or more account administrators, completing and submitting
Form ID, any amendments thereto, and any certifications, confirmations, or other submissions required in connection with EDGAR Next, and taking any related actions before the SEC;

       4. Seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned's attorney-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and

       5. Take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that neither the attorney-in-fact nor the Company assumes any responsibility for the undersigned's compliance with Section 16 of the Exchange
Act or liability for any failure to comply therewith.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of March 27, 2026.

Signed and Acknowledged:
Signed: /s/Bethany M. Braund
Printed Name: Bethany M. Braund